ROSCOE POSTLE ASSOCIATES INC.	www.rpacan.com

Suite 2000 1066 West Hastings Street Vancouver,BC V6E 3X2 Tel: (604)601-8227 Fax: (604)669-3844 Email: swallis@rpacan.com

Exhibit 14.4 To
Form 20-F

May 14, 2004

Silver Standard Resources Inc.
Suite 1180, 999 West Hastings Street
Vancouver, BC
Canada V6C 2W2

Dear Sirs:

Re: Reports on the Bowdens Project, Australia and Sunrise Lake Property, Canada.

Roscoe Postle Associates Inc.:

o	has reviewed the summary of the estimate of resources at the Bowdens Project in Australia and the Sunrise Lake Property in Canada included in the Form 20-F for the year ended December 31, 2003 of Silver Standard Resources Inc. (“Silver Standard”);

o	confirms that each summary of an estimate of resources concurs with the estimate contained in our reports prepared for the Bowdens Project in Australia and the Sunrise Lake Property in Canada;

o	consents to being referenced in the Form 20-F for the year ended December 31, 2003 of Silver Standard; and

o	consents to this consent being filed as an Exhibit to the Form 20-F for the year ended December 31, 2003 of Silver Standard.

Yours Sincerely,

Roscoe Postle Associates Inc.

Per:

"C. Stewart Wallis"

C. Stewart Wallis
General Manager Vancouver Office